Exhibit 99.1

STONE ENERGY CORPORATION

Announces Upcoming Presentation at Barclays Capital Energy-Power Conference

LAFAYETTE, LA. August 30, 2012

Stone Energy Corporation (NYSE: SGY) today announced that David H. Welch, the company’s Chairman, President and Chief Executive Officer, will be presenting at the Barclays Capital CEO Energy-Power Conference in New York at the Sheraton Hotel & Towers at 2:25 p.m. eastern time on Tuesday, September 4, 2012. A live webcast will be available in the “Events and Presentations” section of the company’s website, www.StoneEnergy.com. In addition, the presentation material will also be available in the “Events and Presentations” section of the company’s website within 24 hours of the presentation.

Stone Energy is an independent oil and natural gas company headquartered in Lafayette, Louisiana, and is engaged in the acquisition, exploration, exploitation, development and operation of oil and gas properties located primarily in the Gulf of Mexico. Stone is also active in the Appalachia region. For additional information, contact Kenneth H. Beer, Chief Financial Officer, at 337-521-2210-phone, 337-521-9880-fax or via e-mail at CFO@StoneEnergy.com.